Exhibit 10.11
PUBLIC DISPLAY AGREEMENT
between
ICE DATA LLP
and
Sprott ESG Gold ETF

THIS AGREEMENT dated as of June 9,2022
BETWEEN:
(1)	ICE Data LLP the registered office of which is, Milton Gate, 60 Chiswell Street, London, EC 1Y 4SA, United Kingdom (hereinafter called “ICE Data”) and
(2)	Sprott ESG Gold ETF the registered office of which is situated at 320 Post Road, Ste 230, Darien CT 06820
……………………………………………………….(hereinafter called “Site Owner”).
WHEREAS:
(A)	ICE Data has entered into agreements (“Quote Vendor Agreements”) under which it has contracted to provide Pricing Data to Quote Vendors.
(B)	Under the Quote Vendor Agreements, Quote Vendors may supply Pricing Data to other Quote Vendors, Sub-Vendors or Subscribers.
(C)	The Site Owner wishes to display Delayed Benchmark Pricing Data and/or Delayed Pricing Data on its web site, or published reports.
(D)
The Site Owner will either receive the Delayed Benchmark Pricing Data and/or Delayed Pricing Data: (1) as a Subscriber from a Quote Vendor under an agreement between the Site Owner and the Quote Vendor (and in which case ICE Data requires the Site Owner to enter into this Agreement directly with it to regulate the Site Owner’s use of the Pricing Data and the charges payable); or (2) in the case of Delayed Benchmark Pricing Data, directly from ICE Benchmark Administration.

NOW IT IS HEREBY AGREED as follows:
1.	Definitions
In this Agreement unless the context otherwise requires the following expressions shall have the following respective meanings:
Definition	Meaning
“API”
means all Exchange real time distribution methods including open application program interface, transport software and additional functionality that facilitates entry or placement, and Pricing Data distribution;

“Affiliates”
means in relation to any company, its subsidiaries, associates and holding company and the subsidiaries and associates of such holding company from time to time as such terms are defined in Section 736 of the Companies Act 1985 and Section 435 of the Insolvency Act 1986;

“Benchmark Products”	means certain benchmarks distributed by ICE Benchmark Administration, as listed in Schedule D;
“Business Day”	means any day on which the Exchange is open for business;
“Charges”	means the annual charges set out in Schedule A, Public Display Policy;
“Delayed Benchmark Pricing Data”	means Benchmark Products, dynamic or snapshot, which is delayed by a minimum specified period, as identified in Schedule D;
“Delayed Pricing Data”	means dynamic or snapshot pricing data which is delayed by a minimum of 10 minutes after initial transmission of real-time data of Traded Contracts;
“Derived Data”
means data which has been produced by the Site Owner based upon a methodology applied to Delayed Benchmark Pricing Data and/or Delayed Pricing Data received by the Site Owner for use in Public Display;

“Exchange”	means any market place in derivatives or other contracts operated by ICE Futures, including Benchmark Products;
“FSMA”	means the Financial Services and Markets Act 2000;
“Historic Pricing Data”	means archived data which specifies the market price of Traded Contracts on any Business Day which is older than 10 minutes;
“ICE Benchmark Administration”	means ICE Benchmark Administration Limited or any successor to it as the administrator and publisher of Benchmark Products, regulated by the Financial Conduct Authority;
“ICE Endex”
means ICE Endex Derivatives BN., or any successor to it as the operator of an Exchange upon which certain Traded Contracts are traded, which is regulated by the Netherlands Authority Financial Markets;

“ICE Exchange Entities”	Means ICE Benchmark Administration, ICE Endex, ICE Futures Europe, ICE Futures U.S. and ICE Futures Singapore;
“ICE Futures Europe”	means ICE Futures Europe or any successor to it as the operator of an Exchange upon which certain Traded Contracts are traded, which is a recognised investment exchange under the FSMA;
“ICE Futures Singapore”	means ICE Futures Singapore or any successor to it as the operator of an Exchange upon which certain Traded Contracts are traded, which is regulated by the Monetary Authority of Singapore;
“ICE Futures U.S.”	means ICE Futures U.S., Inc. or any successor to it as the operator of an Exchange upon which certain Traded Contracts are traded, which is regulated by the Commodity Futures Trading Commission;
“ICE Futures Abu Dhabi”
means ICE Futures Abu Dhabi or any successor to it as the operator of an Exchange upon which certain Traded Contracts are traded, which is a recognized investment exchange in Abu Dhabi Global Market and regulated by the Financial Services Regulatory Authority;

“Internet”	means the computer and telecommunications networks, (including the “World Wide Web”) commonly known as the internet;
“Intercontinental Exchange or ICE”	means Intercontinental Exchange, Inc a Delaware corporation with its principal place of business at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, USA;
“Public Display Policy”	Means the policy which regulates the use of Pricing Data as exhibited in Schedule A, and as amended from time to time by ICE Data;
“Pricing Data”	means collectively Real Time Pricing Data, Delayed Benchmark Pricing Data, Delayed Pricing Data, Historical Pricing Data and Derived Data;
“Quote Vendor”
means a person, firm, company or any other organisation which has a current agreement with ICE Data under which ICE Data provides pricing data and authorises that pricing data to be redistributed under certain terms and conditions;

“Real Time Pricing Data or RTPD”	means real time data specifying the market prices of the Traded Contracts;
“Receiving Devices”
means any unit of apparatus, whether fixed or portable, that is capable of requesting, receiving and/or processing Delayed Benchmark Pricing Data or Delayed Pricing Data or the Site Owner’s modification thereto in visible, audible or other comprehensible form;

“Site Owner’s Site”	the Site Owner’s web site, printed or electronic material, or broadcast agreed with ICE Data from time to time;
“Subscriber(s)”	means any and all persons, firms, companies and organisations with a current contractual arrangement with a Quote Vendor for supply and receipt from such Quote Vendor of Pricing Data;
“Sub-Vendor(s)”	means any person, firm, company or other organisation with which ICE Data has a current Sub Vendor Agreement which permits them to receive Pricing Data through or from a Quote Vendor;
“Tick Data”	means non aggregated Delayed Pricing Data providing detail of every individual bid, ask and/or trade posting along with associated trade times and volumes;
“Traded Contracts”	means all contracts traded on the Exchange;
“Vendor Access Interface”
means an interface with the API developed by a Quote Vendor and conformed by the Exchange in accordance with the terms of the Vendor Access Interface Agreement by which the Quote Vendor gains access to Pricing Data from the API;

“Vendor Access Interface Agreement”
means the agreement between the Quote Vendor, the Exchange and the IntercontinentalExchange under the terms of which the Quote Vendor is permitted to develop and maintain its Vendor Access Interface; and

“the Website”	www.theice.corn or such other Internet website as may be notified by ICE Data to the Site Owner from time to time.

2.	Delayed Benchmark Pricing Data and Delayed Pricing Data
2.1
In consideration of the Site Owner’s payment of the Charges in accordance with Clause 3 hereof, ICE Data throughout the term of this Agreement and subject to the terms of this Agreement, will, where the Site Owner obtains Delayed Pricing Data and/or Delayed Benchmark Pricing Data through a Quote Vendor or Delayed Benchmark Pricing Data directly from ICE Benchmark Administration, allow the Site Owner and its Affiliates to use that Delayed Benchmark Pricing Data and Delayed Pricing Data in accordance with this Agreement. The Site Owner acknowledges and agrees that, where it obtains the Delayed Benchmark Pricing Data or Delayed Pricing Data through a Quote Vendor or Delayed Benchmark Pricing Data directly from ICE Benchmark Administration, the Site Owner will cease to be able to receive the Delayed Benchmark Pricing Data and/or Delayed Pricing Data if its agreement with the relevant Quote Vendor or ICE Benchmark Administration is terminated for any reason or expires, and that it will in such an event (if it wishes to continue to receive Delayed Benchmark Pricing Data or Delayed Pricing Data) either enter into a separate agreement with another Quote Vendor or ICE Benchmark Administration, as might be available, in accordance with the terms of this Agreement.

2.2
Nothing in this Agreement shall prevent or restrict ICE Data from making Delayed Benchmark Pricing Data or Delayed Pricing Data available to any person or organisation, on such terms and conditions as it shall deem fit.

2.3
Where the Site Owner obtains the Delayed Benchmark Pricing Data or Delayed Pricing Data through a Quote Vendor, the relevant Quote Vendor shall be responsible, at its cost and expense, for ensuring that its Vendor Access Interface remains conformed in accordance with the terms of the Vendor Access Interface Agreement and shall be responsible for correcting errors and defects and overcoming breakdowns and interruptions occurring in relation to its Vendor User Access Interface. The Site Owner shall be responsible, at its cost and expense, for taking receipt of Delayed Benchmark Pricing Data or Delayed Pricing Data from the relevant Quote Vendor or ICE Benchmark Administration through such means as they have agreed.

2.4	ICE Data reserves the right without notice and in its absolute discretion to:
2.4.1	introduce details of new Traded Contracts into Delayed Pricing Data; and/or,
2.4.2	withdraw prices of any Traded Contract that cease trading on the Exchange from the Delayed Pricing Data; and/or,
2.4.3.	introduce new benchmarks into the Benchmark Products; and/or,

2.4.4	withdraw benchmarks from the Benchmark Products which cease to be offered by ICE Benchmark Administration.
In addition ICE Data may, upon reasonable notice to the Site Owner (or, where the Site Owner obtains the Delayed Pricing Data through a Quote Vendor, to the relevant Quote Vendor), introduce, vary or withdraw all or any price information in relation to any Traded Contract if, in the reasonable opinion of ICE Data the trading in that Traded Contract is being carried on at such a level that such variation in the price information comprised in the Delayed Pricing Data is justified. The Site Owner acknowledges that the Exchange may vary the months in which Traded Contracts are traded and/or for which Traded Contracts are delivered or prices at which they are exercised.
2.5
In no case whatsoever shall the Site Owner make, allow to be made available or purport to make available Delayed Pricing Data or Delayed Benchmark Pricing Data to any person, firm, company or organisation in any way or through any medium which is in contravention of the Public Display Policy. It is a material and ongoing condition of this Agreement that the Site Owner shall at all times for the term of this Agreement comply with the Public Display Policy.

2.6
ICE Data shall be entitled to make changes to the Public Display Policy from time to time by giving the Site Owner not less than 30 calendar days’ notice (or such shorter period where required for hone fide operational, legal or regulatory reasons) in writing, or by posting a notice on the Website and promptly sending an email to the Site Owner to the address set out in Schedule B (or such other email address as may from time to time be notified by the Site Owner in accordance with Clause 10), detailing the amendments to the Public Display Policy. The notice shall be deemed to have been served on the day after posting in the case of a written notice or on the date and at the time of posting on the Website. Any email address provided under Schedule B must be a group (rather than an individual) email address and Site Owner must ensure that all `@ice.com’ and `®theice.com’ email addresses (and all other email addresses notified to the Site Owner from time to time) are “white-listed” so that emails from these email addresses not rejected or transferred through junk, spam or similar filters.

3.	The Charges
3.1
ICE Data will, on the date of this Agreement and thereafter on each anniversary of the date of this Agreement, invoice the Charges to the Site Owner, provided. The Site Owner shall pay all Charges invoiced within 30 calendar days of the date of each invoice. All payments shall be made in cleared funds. The Site Owner acknowledges that, where it obtains the Delayed Benchmark Pricing Data or Delayed Pricing Data through a Quote Vendor or Delayed Benchmark Pricing Data directly from ICE Benchmark Administration, the Charges payable by it under this Agreement shall be in addition to the fees and charges payable by it to the relevant Quote Vendor or ICE Benchmark Administration.

3.2
ICE Data may amend or alter the Charges by giving the Site Owner at least 90 calendar days’ notice in writing, or by posting a notice on the Website and promptly sending an email to the Site Owner to the address set out in Schedule B (or such other email address as may from time to time be notified by the Site Owner in accordance with Clause 10), detailing the amended Charges. Any change in the Charges shall not affect the annual Charges already paid but shall only apply in relation to future Charges that may become due under this Agreement. The notice shall be deemed to have been served on the day after posting in the case of a written notice or on the date and at the time of posting on the Website.

3.3
Without prejudice to any other remedy ICE Data may have, the Site Owner shall pay ICE Data interest on any overdue sum at the rate of 1.5% per month to run from the date of default to the date of actual payment in fill. However, in respect of any amounts that are or become overdue after the date upon which the relevant provisions under the Late Payment of Commercial Debts (Interest) Act 1998 come into force the Site Owner will pay ICE Data interest thereon at the rate from time to time prescribed under that Act or any relevant secondary, amending or substituting legislation.

3.4	The Site Owner shall not have any right of set-off or make any reduction or adjustment i❑ respect of any amount due to ICE Data under this Agreement.
Site Owner’s liability for Site Owner’s own costs, liabilities and expenses
3.5
All costs expenses and liabilities incurred by the Site Owner in taking Delayed Benchmark Pricing Data or Delayed Pricing Data through a Quote Vendor or Delayed Benchmark Pricing Data directly from ICE Benchmark Administration shall be for the Site Owner’s account

3.6
In addition to any other payments referred to in this Agreement, the Site Owner shall at the same time also pay to ICE Data any Value Added Tax and other applicable taxes and government imposts (but not taxes based on the income of ICE Data) at the applicable rate. All Charges are exclusive of Value Added Tax and other taxes and imposts.

4.	Audit Rights
4.1
At any time and from time to time during normal business hours, and on not less than thirty days’ prior written notice to the Site Owner, and not more than once a year, ICE Data or any person or persons specified by ICE Data shall be entitled, and the Site Owner shall permit such persons, to have access to the premises of the Site Owner at which the Site Owner receives or processes Delayed Benchmark Pricing Data or Delayed Pricing Data and/or the premises from which the Site Owner conducts its business, and shall be entitled, and the Site Owner shall permit such persons, to have access to and inspect all instruments and apparatus used in connection with or relating to Delayed Benchmark Pricing Data or Delayed Pricing Data to verify the Site Owner’s compliance with its obligations under and restrictions imposed on it under this Agreement.

5.	Liability
5.1
ICE Data warrants that, where it makes the Delayed Benchmark Pricing Data or Delayed Pricing Data available to the Site Owner under this Agreement (as opposed to where the Site Owner obtains it through a Quote Vendor or ICE Benchmark Administration) it is entitled to make the Delayed Benchmark Pricing Data or Delayed Pricing Data available to the Site Owner in accordance with the provisions of this Agreement.

5.2
ICE Data does not warrant that the Delayed Benchmark Pricing Data or Delayed Pricing Data will be free from errors or defects or that it will be uninterrupted, but undertakes that once it becomes aware of or notice is given to it of such matters, it will use reasonable skill and care in endeavouring to correct any such errors and defects as soon as reasonably practicable after receipt of such notice.

5.3
Subject to Clauses 5.5 and 5.6, the total aggregate liability of ICE Data under or in connection with this Agreement (whether for negligence, breach of contract, misrepresentation or otherwise) shall, in relation to any event and all events preceding that event (taken together), be limited to the amount of all Charges paid and payable by the Site Owner in the 12 months preceding that event.

5.4
Subject to Clauses 5.5 and 5.6, ICE Data shall not be liable to the Site Owner for any loss, damage, injury, costs, claims or expenses whatsoever and howsoever arising (whether for negligence, breach of contract, misrepresentation or otherwise):

5.4.1
arising from any cause beyond the reasonable control of ICE Data including, without limiting the generality of the foregoing, force majeure, any mechanical or electrical or telephone breakdown or derangement or power failure or malfunction of any computer and/or data transmission or receiving apparatus and/or auxiliary equipment; and/or

5.4.2
arising from claims that the Delayed Benchmark Pricing Data or Delayed Pricing Data contained errors or defects or that the supply of the Delayed Benchmark Pricing Data or Delayed Pricing Data was interrupted; and/or

5.4.3	arising from or contributed to whether in whole or in part by any person not being ICE Data or a servant or authorised agent or representative of ICE Data; and/or Confidential
5.4.4	until the full extent of the loss has become established.
5.5
Except as set out in Clause 5.6, ICE Data shall not be liable for any special, indirect or consequential loss or damage of whatsoever nature and howsoever arising (whether for negligence, breach of contract, misrepresentation or otherwise), including without limitation loss of profits, loss of anticipated savings, loss of business or loss of goodwill.

5.6	Nothing in this Agreement excludes or limits either party’s liability for its own fraud or for death or personal injury caused by its negligence.
5.7
Except to the extent expressly otherwise stated in this Agreement, all conditions, warranties and representations implied by statute common law or otherwise (including, without limitation, warranties relating to fitness for purpose) in relation to the Delayed Benchmark Pricing Data and Delayed Pricing Data are hereby excluded.

5.8
The Site Owner shall indemnify and keep indemnified ICE Data and its Affiliates against all costs, including legal costs, expenses, damages, loss and liability incurred or suffered by ICE Data or any of those Affiliates by reason of any claim or claims of whatsoever nature, and whether or not based in whole or in part on the negligence or fault of ICE Data, its employees or agents, which is or may be brought or made by any third party in connection, whether directly or indirectly, to the supply of Delayed Benchmark Pricing Data or Delayed Pricing Data by ICE Data to the Site Owner or the Site Owner’s display thereof on the Site Owner’s Web Site. ICE Data shall, upon being notified of such a claim: (i) consult with the Site Owner concerning such claim; and (ii) where appropriate and reasonable, take all reasonable steps at the Site Owner’s cost and expense to assist the Site Owner’s defence of such a claim.

6.	Intellectual Property
This Agreement shall not constitute an assignment of any copyright, confidential information or any other intellectual property right whatsoever in or in respect of Delayed Benchmark Pricing Data or Delayed Pricing Data but constitutes a licence to use, process and disseminate Delayed Benchmark Pricing data and Delayed Pricing Data in accordance with the terms of this Agreement.
7.	Agreement Personal to the Site Owner
This Agreement is personal to the Site Owner which shall not, without the prior written consent of ICE Data, transfer, assign, sub-license, charge or deal in any other manner with this Agreement or its rights hereunder or any part thereof, nor purport to do any of the same, nor sub-contract any or all of its obligations under this Agreement.
8.	Term of the Agreement
8.1	This Agreement shall take effect upon the date set out above and shall automatically renew for individual one (1) year terms until terminated, as follows:

(a)
in the event a party does not wish for the Agreement to automatically renew either after the Initial Term or any Subsequent Term, the party shall provide to the other party written notice sixty (60) days prior to the end of the Initial Term or Subsequent Term, as appropriate, of its intention not to renew the agreement; or

(b)	by either party at any time providing sixty (60) days written notice of such termination; or
(c)
by either party upon written notice to the other with immediate effect if the other party is in material breach of any of the terms hereof and, if such breach is remediable, that party fails to remedy the same within one month of that party being notified in writing of such breach; or

(d)
by ICE Data upon written notice to the Site Owner with immediate effect should ICE Data consider that unreasonable delays, interruptions or distortions in the display by the Site Owner, however made, of Delayed Benchmark Pricing Data or Delayed Pricing Data or any other action or inaction by the Site Owner are causing damage to ICE Data’s, ICE’s or the Exchange’s reputation, and the Site Owner fails to remedy the same within one month of receiving written notice specifying the matter(s) complained of (provided that ICE will not be required to provide a remedy period where the Site Owner persistently does so); or

(e)
by either party upon written notice to the other with immediate effect in the event that the other party makes any arrangement or composition with its creditors or a bankruptcy petition is presented or if a receiving order is made against it or being a company an order is made or a resolution is passed for the winding up of the other patty or the other party has a receiver or administrator appointed of the whole or any part of its assets or undertaking or circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding up or administration order or if the other party takes or suffers any similar or analogous action in consequence of debt in any part of the world other than for reorganisation; or

(f)	by ICE Data upon written notice with immediate effect in the event that any invoice issued to the Site Owner pursuant to Clause 3 is not paid within 15 (fifteen) days after the due date for payment.
8.2	Any termination of this Agreement under Clause 8.1 shall be without prejudice to the accrued rights of either party hereunder or to any other rights to which either party may be entitled.
8.3
Immediately following any termination of this Agreement the Site Owner shall cease using, processing or displaying Delayed Benchmark Pricing data and Delayed Pricing Data in any way which is otherwise permitted under the terms of this Agreement.

9.	Assistance
The Site Owner will immediately bring to the notice of ICE Data any improper or wrongful use of Delayed Benchmark Pricing Data or Delayed Pricing Data that it becomes aware of and the Site Owner will assist on being so requested by ICE Data in taking all reasonable steps to defend the rights of ICE Data including the institution at ICE Data’s cost of any actions which it may deem necessary for the protection of its rights.
10.	Notices
Any notice required to be given pursuant to this Agreement shall be in writing, and shall be given by either party by delivering the same by hand at, or by sending the same by prepaid first class or recorded delivery post or express airmail if to an address outside the country of posting, to the address of the relevant party set out in Schedule B, or such other address as may from time to time be notified by the party as its address for service of notices, or if a company, at its registered office for the time being. Any such notice given as aforesaid shall be deemed to have been delivered and upon the expiry of 2 days after the date of posting, if sent by post, or on the date of delivery if delivered by hand.

11.	Confidentiality
11.1
Both parties agree and undertake that during the term of this Agreement and thereafter they will keep confidential all information of the other patty which is of a confidential nature (including, without limitation, trade secrets, know-how, processes, plans, prototypes, specifications, formulae, improvement, technical materials, research, calculation methodologies, information and documentation related thereto) which may be disclosed by one party to another during the course of their relationship, whether furnished orally, in writing, or in electronic form, as regulated by the terms of this Agreement, and except as expressly provided in this Agreement, neither party shall without the prior written consent of the other party, disclose to any third party any of the other party’s confidential information. In particular, the Site Owner shall not make any of the Delayed Benchmark Pricing Data or Delayed Pricing Data available to any persons, firms, companies or any other organisations other than through publication thereof on the Site Owner’s Site. PROVIDED THAT the provisions of this Clause shall not apply to any information which:

(a)	is published or comes into the public domain other than by a breach of this Agreement; or,
(b)	can be shown to have been rightly in the possession of a party prior to the commencement of the negotiations leading to this Agreement with no obligation to keep the same in confidence; or,
(c)	is lawfully obtained from a third party with no obligation to keep the same in confidence; or,
(d)
the disclosure of which is ordered by a court or tribunal of competent jurisdiction. In such a case, the Site Owner shall promptly provide ICE with written notice of the same so that ICE may, in its discretion, seek a protective order or other remedy, if available. If a protective order or other remedy is not obtained, the Site Owner shall furnish only Confidential that portion of confidential information that is legally required and will use its best efforts to obtain reliable assurance that the confidential information will be accorded confidential treatment.

Failure by the Site Owner to comply with this Section 11.1 shall constitute a material breach of the Agreement.
11.2
Personal Information. The party receiving confidential information (the “Receiving Party”) acknowledges that the party disclosing confidential information (the “Disclosing Party”) may be subject to internal policies, laws and regulations that govern and restrict the collection, storage, processing, disclosure or use of any information that identifies or can be used to identify, contact or precisely locate the person or legal entity to whom such information pertains or from which identification or contact information of an individual person or legal entity can be derived (“Personal Information”), including, but not limited to, any Personal Information relating to the Disclosing Party, the Disclosing Party’s Affiliates and each of their respective customers, suppliers located Privacy and personnel. ICE Policy is here: Data’s httos://www.intercontinentalexchange.conVorivacv-noliev. Where the Site Owner is subject to the data protection laws and regulations of the European Union (“EU”), the European Economic Area (“EEA”) and/or any Member State thereof (including the United Kingdom in the event that the United Kingdom is no longer part of the EU or EEA), Switzerland and/or Singapore, the Site Owner acknowledges and agrees that certain additional terms and conditions set out in ICE Data’s Privacy Policy and other documents in connection with the collection, storage, processing, disclosure, access, review and/or use of such Personal Information may apply. Where the Site Owner provides Personal Information to ICE Data for purposes of providing the services (“Site Owner’s Personal Information”), ICE Data shall act as a service provider with respect to such Site Owner’s Personal Information. ICE Data shall process Site Owner’s Personal Information consistent with ICE Data’s Privacy Policy and unless the Site Owner provides prior written approval, ICE Data shall not collect, retain, use, disclose, or sell Site Owner’s Personal Information for any purpose other than performing the services pursuant to this Agreement, enabling ICE Data to meet its legal and regulatory requirements, marketing ICE Data’s products and services, or product improvement and development. Specifically with respect to Site Owner or one or more of its Affiliates which provide Personal Information to ICE Data that is subject to European Data Protection Laws (as defined in the Additional Terms), the Additional Terms located here: htt s://vmw.theice.corn/ ublicdoes/Additional Terms EU Subscribers, df shall be incorporated into and form part of such Agreement and, in the event of conflict with any other terms of such Agreement, shall prevail over such terms.

12.	Sanctions
12.1
Site Owner acknowledges that the Delayed Benchmark Pricing Data and/or Delayed Pricing Data and related services, technical information, documents and materials provided or made available under this Agreement are subject to export controls under• the U.S. Export Administration Regulations (“EAR”) and the requirements of the U.S. Deportment of the Treasury’s Office of Foreign Assets Controls’ (“OFAC”) sanctions programs, including the Specially Designated Nationals List (collectively the “Controls”).

12.2
With respect to the Delayed Benchmark Pricing Data and/or Delayed Pricing Data and related services, technical information, documents and materials provided or made available to Site Owner pursuant to this Agreement, Site Owner will: (i) comply with all legal requirements established under the Controls; (ii) cooperate fully with ICE Data in any official or unofficial audit or inspection that relates to the Controls; and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item or direct products thereof to, or otherwise enter into any transaction or engage in any other activities with, any country, territory or person restricted or targeted by the Controls, unless such export, re-export, diversion, transfer, transaction, or• activity is authorized under the Controls.

12.3
Site Owner further represents and warrants that, (i) neither Site Owner, Site Owner’s Affiliates nor any of their respective affiliates, subsidiaries, or any director or corporate officer of any of the foregoing entities, is the subject of any OFAC sanctions, and (ii) Site Owner is not 50% or more owned or controlled, directly or indirectly, by any person or entity that is the subject of any °PAC sanctions, For so long as this Agreement is in effect, Site Owner will notify ICE Data as soon as is practicable, but in any event no later than forty-eight (48) hours after it determines that any of the circumstances so represented and warranted has subsequently changed.

12.4
Notwithstanding anything to the contrary in this Agreement, ICE Data has the right to immediately terminate this Agreement in whole or in part in the event that ICE Data reasonably determines that the Site Owner’s access to or use of the Delayed Benchmark Pricing Data and/or Delayed Pricing Data and related services, technical information, documents and materials would violate the Controls.

13.	Choice of Law and Construction of Agreement
13.1
This Agreement shall be governed by and construed in accordance with English law, and shall be subject to the jurisdiction of the English Courts to which both parties hereby submit, provided that this shall not prevent ICE Data submitting any request or application for the enforcement of any judgement or order to the courts of any other jurisdiction in which the Site Owner is resident or has assets.

13.2
In the event that any Clause or part thereof of this Agreement shall be found to be invalid or unenforceable this Agreement shall be deemed to be amended in such a manner that the said invalid or unenforceable Clause shall have been deleted, but that the remainder of the Agreement shall remain intact and enforceable.

13.3	The headings of the Clauses of this Agreement are for convenience only and shall not affect the construction thereof.
14.	Variations and Modifications
Except as expressly provided herein, no variations or modifications to any of the terms of this Agreement shall be valid unless in writing and signed by duly authorised representatives of the parties hereto.
15.	Relationship
Nothing in this Agreement shall constitute or shall be deemed to constitute a partnership between the parties, or constitute or be deemed to constitute the Site Owner as agent of ICE Data for any purpose whatsoever. The Site Owner hereby undertakes that it will in all dealings relating directly or indirectly to the distribution of Delayed Benchmark Pricing Data or Delayed Pricing Data, clearly indicate that it is acting as principal.

16.	Remedies Not Exclusive
No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, except as expressly provided in this Agreement, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing in law or in equity or by statute or otherwise.
17.	Entire Understanding
This Agreement constitutes the entire Agreement between ICE Data and the Site Owner relating to the subject matter hereof, and supersedes all prior agreements negotiations and discussions relating to the subject matter hereof.

AS WITNESS thehads of the duly authorised representaties of the parties the day and year first above written

Signed for on behalf of ICE Data LLP		Signed for on behalf of Site Owner

	/s/ James Chew		/s/ W. Whitney George
Name:	James Chew	Name:	W. Whitney George
Title:	Director, ICE Data	Title:	Director SAM LP
Witnessed by:		Witnessed by:
	/s/ Kate Jazgara		/s/ Thomas W. Ulrich
Name:	Kate Jazgara	Name:	Thomas W. Ulrich
Title:	Senior Market Data Specialist	Title:	General Counsel Sprott Asset Management USA, Inc.

Schedule “A”
Public Display Policy
Set out below is the policy which the Site Owner must abide by when receiving and displaying Delayed Pricing Data on the Site Owner’s Site under the terms of this Agreement. This policy is current at the date on which this Agreement was signed on behalf of ICE Data. Please consult ICE Data to obtain the most up to date version of the Public Display Policy.
A.	Web Site Display
The following provisions shall apply in relation to any display by the Site Owner of Delayed Benchmark Pricing Data, Delayed Pricing Data and/or Historic Pricing Data (together “Pricing Data”) on a public website (“Web Display”). A Web Display may include HTML web pages that have been designed for screens greater than 7 inches in diagonal length, though the Pricing Data does not need hill the entire screen. Websites that require downloadable software, other than recognised browsers such as Internet Explorer; Mozilla Firefox; Google Chrome; Apple Safari and Opera, a username/password, or are chargeable are not permitted under this agreement, please contact the ICE Data team if you require clarification or to review the ICE Data Quote Vendor Agreement.
1	Display of Pricing Data on a Web Display shall be of the same standard used by the Site Owner for similar displays of other third party data;
2
In the event that Site Owner becomes aware of Pricing Data being obtained from its Web Display, and redistributed, the Site Owner shall immediately inform ICE Data and further terminate the access of the third party redistributing the Pricing Data;

3
A Web Display may contain Pricing Data in a tabular form so long as the Web Display does not contain Pricing Data beyond the current or previous Business Day for Delayed Pricing Data, apart from week —on-week, month-on-month or year-on-year comparison. For the avoidance of doubt no Tick Data may be displayed on a Web Display;

4
A Web Display may graphically represent Pricing Data in a chart or similar, but the chart or similar must be “locked” and not capable of any manipulation which might result in the underlying Pricing Data within the source code which went to the creation of the chart or similar being obtainable. An interactive chart may be contained within a Web Display which reveals individual data points in a graphical display, but access to the hill pricing history of a particular ICE Exchange Entities contract must not be permitted. For the avoidance of doubt, Pricing Data may not be provided contained within source code;

5
The form of all charts and tables which the Site Owner proposes to include within a Web Display must be listed in Schedule C or, in the case of Delayed Benchmark Pricing Data, approved by ICE Benchmark Administration;

6	No real-time data may be displayed under this Agreement on a public website or published report;
7
All Pricing Data displayed in graphical form or otherwise on a Web Display must appropriately reference the ICE Exchange Entities contract to which such data relates, and that it is being supplied by the Exchange (where applicable); and

8	A Web Display must contain a condition of access which prohibits the copying, dissemination or use of Delayed Pricing Data without the express written permission of the Exchange.

9	The following disclaimer will be inserted for all sites displaying Delayed Benchmark Pricing Data (unless a separate disclaimer has been agreed with ICE Benchmark Administration):
For LIBOR - “ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF LIBOR AND/OR THE FIGURE AT WHICH LIBOR STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF ANY USE OF LIBOR.”
For ICE Swap Rate - “ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF ICE SWAP RATE AND/OR THE FIGURE AT WHICH ICE SWAP RATE STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF ANY USE OF ICE SWAP RATE.”
For LBMA Gold Price - “ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESUTLS TO BE OBTAINED FROM THE USE OF THE LBMA GOLD PRICE AND/OR THE FIGURE AT WHICH THE LBMA GOLD PRICE STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR USE WITH RESPECTOF ANY USE OF LBMA GOLD PRICE.”
For LBMA Silver Price - “ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESUTLS TO BE OBTAINED FROM THE USE OF THE LBMA SILVER PRICE AND/OR THE FIGURE AT WHICH THE LBMA SILVER PRICE STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR USE WITH RESPECTOF ANY USE OF LBMA SILVER PRICE.”
For ICE Term Reference Rates - “ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO I3E OBTAINED FROM THE USE OF THE ICE TERM REFERENCE RATES AND/OR THE FIGURE AT WHICH THE ICE TERM REFERENCE RATES STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF ANY USE OF THE ICE TERM REFERENCE RATES.”
B.	Published Reports
The following provisions shall apply in relation to any display by the Site Owner of Pricing Data in a published report (“Published Report”). A published report includes both electronic and printed reports that are available free of charge to subscribers of the report.
1	Display of Delayed Pricing Data on a Published Report by Site Owner shall be of the same standard used by the Site Owner for similar displays of other third party data;
2
In the event that Site Owner becomes aware of Pricing Data being obtained from its display, and redistributed, the Site Owner shall immediately inform ICE Data and further terminate the access of the third party redistributing the Pricing Data;

3
The form of all charts and tables which the Site Owner proposes to include within a Display must be pre-approved by ICE Data, and listed in Schedule C or, in the case of Delayed Benchmark Pricing Data, approved by ICE Benchmark Administration;

4
All Pricing Data displayed in graphical form or otherwise on a Published Report must appropriately reference the ICE Exchange Entities contract to which such data relates, and that it is being supplied by the Exchange (where applicable);

5
A Published Report must contain a condition of access which prohibits the copying, dissemination or use of Delayed Pricing Data without the express written permission of the Exchange or ICE Benchmark Administration, as applicable; and

6	Where the Published Report is available electronically, clauses 3, 4 and 6 of the Web Site Display above will apply.
C. Derived Data
The Site Owner may only use, distribute or display Derived Data with the consent of ICE Data.
Further, the Site Owner shall ensure that the contractual documentation which it has in place with its users shall prohibit those users from applying a methodology or other form of manipulation to Delayed Pricing Data which such user receives from the Site Owner.
D. Charges
An annual fee will be charged by ICE Data per Exchange (where applicable):
ICE Futures Europe - Commodities	$3,000
ICE Futures Europe - Financials	$3,000
ICE Futures U.S. - US Softs & Financials	$3,000
ICE Futures U.S. Canadian Grains	$1
ICE Endex	$2,500
ICE Futures Singapore	$1
ICE Futures Abu Dhabi	$1

An annual fee will be charged by ICE Data per Benchmark (where applicable):
LIBOR	$10,000
ICE Term Reference Rates Fee waived until further notice
ICE SWAP RATE	$10,000
LBMA GOLD PRICE	$1
LBMA SILVER PRICE	$1

Schedule “B” Addresses for Notices
Any notice to be served on [CE Data LLP shall be sent to:
Commercial Dept
ICE Data LLP
Milton Gate
60 Chis yell Street
London
EC I Y 4SA
United Kingdom
Any notice to be served on the Site Owner shall be sent to:
Full Name:	Sprott ESG Gold ETF
Address 1:	320 Post Road
Address 2:	Suite 230
City:	Darien
State:	CT
Post Code:	06820
Country:	USA
Telephone:	(203) 636-0977
Group Email:	wgeorge@sprottusa.com

Schedule “C” Display Details
Please confirm website or report here data will be displayed, including which ICE Exchange Entity will be included in the display:
Site / Report Name (s): Sprott ESG Gold ETF
Anticipated Audience: Retail & Institutional Investors
Please confirm any charges that will apply for the user to access ICE data: N/A
Source of ICE Data: Bloomberg
Exchange / Benchmark

ICE Endex	☐	ICE Futures Singapore	☐

ICE Futures Europe Commodities	☐	ICE Futures Europe Financials	☐

ICE Futures U.S. US Softs & Financials	☐	ICE Futures U.S. Canadian Grains	☐

ICE Futures U.S. Digital Assets	☐	ICE Futures Abu Dhabi	☐

LBMA GOLD PRICE	☒	ICE SWAP RATE	☐

LBMA SILVER PRICE	☐	LIBOR	☐

ICE Term Reference Rates	☐

ICE Endex	ICE Futures Europe (Commodities)	ICE Futures Europe (Financials)
Continental Europe – Gas Continental Europe – Power On-the-day Commodity Market (OCM) EUA / CER / ERU / EUAA	Brent / WTI / MESC Coal Gas Oil Heating Oil / RBOB London Softs UK Power UK Natural Gas” “excl OCM	Bond Derivatives Euribor Eurodollar Euroswiss GCF Indices Gilts London Stock Options Swapnote STIRS USFs
ICE Endex	ICE Futures Europe (Canadian Grains)	ICE Futures Europe (US Softs & Financials)
Mini Brent One-Kilo Gold Chinese Cotton Chinese White Sugar Chinese Renminbi	Canadian Grains	Currency Pairs MSCI Indices Precious Metals U.S. Agriculture U.S. Soft Commodities U.S. Dollar Index

Schedule “D” Benchmark Publication Times
LIBOR
Currency	Real-Time	Intraday	Delayed	Historical
USD (Overnight and 1-, 3-, 6- and 12-Months only published after 31
December 2021)
GBP (1-, 3- and 6-Months
“synthetic” settings only published after 31
December 2021)
JPY (I-, 3- and 6-Months
“synthetic” settings only published after 31
December 2021)
CHF (No new settings published after 31
December 2021)
EUR (No new settings published after 31
December 2021)
	11:55 LDN	15:55 LDN	11:55 T+1 LDN	11:55 T+7 LDN

(LDN: London time)
ICE Swap Rate*

Currency	Real- Time	Intraday	Delayed	Historical
EUR EURIBOR (First Run)	11:15 FFM	15:15 FFM	11:15 FFM T+1	11:15 FFM T+7
EUR EURIBOR (Second Run)	12:15 FFM	16:15 FFM	12:15 FFM T+1	12:15 FFM T+7
GBP SONIA[1]	11:15 LDN	15:15 LDN	11:15 LDNT+1	11:15 LDNT+7
GBP SONIA[2] Spread Adjusted	11:15 LDN	15:15 LDN	11:15 LDN T+1	11:15 LDNT+7
USD RATES - USD LIBOR (First Run)	11:15 NYC	15:15 NYC	11:15 NYC T+1	11:15 NYC T+7
USD Rates - SOFR[3]	11:15 NYC	15:15 NYC	11:15 NYC T+1	11:15 NYC T+7
USD SPREADS-USD LIBOR	11:15 NYC	15:15 NYC	11.15 NYC T+1	11:15 NYC T+7
USD RATES - USD LIBOR (Second Run, 1Y only)	15:15 NYC	19:15 NYC	15:15 NYC T+1	15:15 NYC T+7

(FFM: Frankfurt time; LDN: London time; NYC: New York time)

1 The “SONIA” mark is used under licence from the Bank of England (the benchmark administrator of SONIA), and the use of such mark does not imply or express any approval or endorsement by the Bank of England. “Bank of England” and “SONIA” are registered trade marks of the Bank of England.
2 As above.
3 ICE Data and ICE Benchmark Administration are not affiliated with the New York Fed. The New York Fed does not sanction, endorse, or recommend any products or services offered by ICE Data or ICE Benchmark Administration. Confidential

* All GBP LIBOR ICE Swap Rate settings ceased after 31 December 2021.
LBMA Gold Price
Currency	Real-Time	Intraday	Delayed	Historical
USD, GBP, EUR	10:30 LDN	14:30 LDN	00:00 I,DN T+1	00:00 T+7 LDN
USD, GBP, EUR	15:00 LDN	19:00 LDN	00:00 LDN T+1	00:00 T+7 LDN

(LDN: London time)
LBMA Silver Price
Currency	Real-Time	Intraday	Delayed	Historical
USD, GBP, EUR	12:00 LDN	16:00 LDN	00:00 LDN T+l	00:00 T+7 LDN

(LDN: London time)
ICE Term Reference Rates
Currency	Real-Time	Intraday	Delayed	Historical
GBP - ICE Term SONIA[4] Reference Rates	11:55 LDN	15:55 LDN	11:55 LDN T+1	11:55 T+7 LDN
USD - ICE Term SOFR[5] Reference Rates	11:15NYC	15:15 NYC	11:15 NYC T+1	11:15 NYC T+7
(LDN: London time; NYC: New York time)

4 The “SONIA” mark is used under licence from the Bank of England (the benchmark administrator of SONIA), and the use of such mark does not imply or express any approval or endorsement by the Bank of England. “Bank of England’ and “SONIA” are registered trade marks of the Bank of England.
5 10E Data and ICE Benchmark Administration are not affiliated with the New York Fed. The New York Fed does not sanction, endorse, or recommend any products or services offered by ICE Data or ICE Benchmark Administration.

Schedule “E” Billing Contact
Please supply details of the:
Name:	SAM Fund Operations
Company Name:	Sprott ESG Gold ETF
Address:	320 Post Lead
Suite 230
Darien, CT 06820
Telephone:	(203) 636-0977
Email:	FundOperations@Sprott.com
Please supply your VAT number if applicable:
Please supply PO Number if applicable*: *Required only for UK and Elf cowries